                                 EXHIBIT 2.07

                           STOCK PURCHASE AGREEMENT
                           ------------------------

      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 10th day of July, 1996, by and among LAW COMPANIES GROUP, INC., a Georgia corporation (the "Purchaser"), and certain owners of stock in IAM/ENVIRONMENTAL, INC., a Texas corporation ("IAM/E, the "Company"), being: ROY
G. DIPASQUALE, JEFFREY A. STOCKS, JOHN M. JAZESF AND E. BRADFORD CLARK (hereinafter individually referred to as "Seller," and collectively the "Sellers").

     WHEREAS, the Sellers desire to sell, and the Purchaser desires to Purchase all of the shares of stock owned or held by the Sellers in the Company and as identified on Exhibit A (the "Stock"), on the terms and subject to the
              ---------
conditions set forth below, which would result in the Purchaser owning, as of Closing (as hereinafter defined), one hundred percent (100%) of the stock owned or held by Sellers in the Company; and

     WHEREAS, the Purchaser and Sellers wish to supersede any written or implied Shareholders' Agreements (if any) as to the purchase or sale of Stock by Sellers in the Company by the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements herein contained, the adequacy and sufficiency of which are hereby acknowledged, and $1.00 in hand paid to each Seller by Purchaser, the parties to this Agreement do hereby promise, covenant, and agree as follows:

ARTICLE 1. THE TRANSACTION.

     1.1 PURCHASE OF SHARES.  Upon the terms of and subject to the conditions of
         ------------------
this Agreement, the Purchaser shall purchase from the Sellers, and the Sellers shall sell to the Purchaser, at the Closing (as hereinafter defined), the Stock, in exchange for the Consideration (as hereinafter defined), subject in all instances to each of the terms, conditions, provisions, and limitations contained in this Agreement. At the Closing, (i) the Purchaser shall deliver to the Sellers the Consideration; (ii) the Sellers shall deliver to the Purchaser all required certificates representing the stock, duly executed and accompanied by a stock power executed in blank; (iii) the Sellers shall execute and deliver to the Purchaser a Bill of Sale evidencing each transfer of Stock in substantially the form attached hereto as Exhibit B.
                                          ---------

     1.2 CLOSING. The closing hereunder shall take place at such place and time
         -------
as the Purchaser and Seller may reasonable agree (the "Closing") but in no event later than July 12, 1996.

     1.3 CONSIDERATION. The aggregate purchase price for the Stock (the
         -------------
"Consideration") shall be ONE DOLLAR AND NO CENTS ($1.00) per Seller, which shall be paid by the Purchaser.

     1.4 PHILIP ENVIRONMENTAL TRANSACTION. This Agreement is contingent upon
         --------------------------------
completion and execution of the Asset Purchase Agreement by and between IAM/E and Philip Environmental Services, Inc. In the event the Asset Purchase Agreement is not consummated this Agreement shall be null and void and without further effect.

ARTICLE 2. CONSENT TO TRANSFER.

     Each party hereto, by signing below, expressly consents to each disposition of the Stock as described herein.

ARTICLE 3. INVESTMENT MATTERS.

     (a) The Purchaser has sufficient knowledge and experience in business and financial matters to evaluate the Company, to evaluate the risk of an investment in the Company, to make an informed investment decision with respect thereto, and to protect the Purchaser's interest in connection with its purchase of the Stock.

     (b) The Purchaser, as majority and controlling shareholder of the Company, has had complete access to, and has received and reviewed, such financial information and records of the Company as the Purchaser deemed necessary, and the Company has made available to the Purchaser the opportunity to ask questions of, and to receive answers from, representatives of the Company and to obtain additional information relative to the Company and the Purchaser's investment therein. All such materials and information requested by the Purchaser have been made available and examined by the Purchaser.

ARTICLE 4. REPRESENTATIONS & WARRANTIES.

     Each of the Sellers represents and warrants to the Purchaser that the Stock represents all of their ownership interest in IAM/E, is fully paid and nonassessable and is owned by such Sellers free and clear of any lien, pledge, security interest or claim.

ARTICLE 5. RELEASE.

     In consideration of the mutual benefits to each party in connection with this Agreement, the Purchaser and the Sellers hereby release and forever discharge, and agree to hold harmless, each other, with respect to any claim, loss, liability, cost (including reasonable attorney fees) or damage arising on or prior to the date hereof and arising under or relating to the sale of Stock described herein, except for any such claim, loss, liability, cost (including reasonable attorney fees) or damage arising out of a breach of this Agreement.

ARTICLE 6. TERMINATION OF SHAREHOLDERS' AGREEMENT.

     Any Shareholders' Agreement as to Sellers (if any) is hereby automatically terminated effective as of the date of this Agreement as a result of this Transaction.

ARTICLE 7. NOTICES.

     Any notice, request, instruction or any other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally (including overnight courier or express mail service) or sent by facsimile, telecopier or registered or certified mail, return receipt requested, postage or fees prepaid,
     if to Purchaser to:        Law Companies Group, Inc.
                                Attention: Mr. Darryl B. Segraves, Esq.
                                General Counsel and Executive Vice President
                                3 Ravinia Drive, Suite 1830
                                Atlanta, Georgia 30346
                                Facsimile number: (770) 390-3289

     if to the Sellers to:      Mr. Roy G. DiPasquale
                                5222 Royal Walk
                                Houston, Texas 77069

                                Mr. Jeffrey A. Stocks
                                5064 Augusta Street
                                Houston, Texas 77007

                                Mr. John M. Jazesf
                                3906 Yellow Finch Lane
                                Tampa, Florida 33549

                                Mr. E. Bradford Clark
                                9602 Godstone
                                Spring, Texas 77379

or at such address for a party as shall be specified by like notice.

ARTICLE 8. AMENDMENTS AND WAIVERS.

     This Agreement may not be amended or otherwise modified without the written consent of the parties hereto.

ARTICLE 9. MISCELLANEOUS.

     This Agreement is being delivered and is intended to be performed in the State of Georgia and shall be construed and enforced in accordance with and governed by the laws of such state, without giving effect to the principles of conflicts of laws. All disputes arising under or relating to this Agreement shall be submitted to arbitration at Atlanta, Georgia, United States of America, pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") and each party hereto consents to the jurisdiction of the AAA. All the terms of this Agreement shall be binding upon and inure to the benefit of and enforceable by the respective successors and assigns of the parties hereto. This Agreement is the entire agreement and understanding and supersedes all prior agreements and understandings between the Purchaser, the Sellers and the Company with respect to the subject matters hereof. The headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed and sealed on the date first written above by their respective officer duly authorized.

                                       PURCHASER:

                                       LAW COMPANIES GROUP, INC.


(SEAL)                                 By: /s/ Signature Appears Here
                                           ---------------------------
                                       Its:      EVP
                                           ---------------------------

Attest: /s/ Signature Appears Here
        --------------------------------
Its:    Secretary

                                       SELLERS:

                                       /s/ Roy G. DiPasquale
                                       -----------------------------(SEAL)
                                       Roy G. DiPasquale



                                       /s/ Jeffery A. Stocks
                                       -----------------------------(SEAL)
                                       Jeffrey A. Stocks





                                       -----------------------------(SEAL)
                                       John M. Jazosf




                                       /s/ E. Bradford Clark
                                       -----------------------------(SEAL)
                                       E. Bradford Clark

                                       PURCHASER:

                                       LAW COMPANIES GROUP, INC.


{SEAL}                                 By:
                                           -------------------------------

                                       Its:
                                           -------------------------------

Attest:
       --------------------------------
Its:    Secretary

                                       SELLERS:


                                       /s/ Roy G. DiPasquale
                                       -----------------------------------{SEAL}
                                       Roy G. DiPasquale



                                       /s/ Jeffery A. Stocks
                                       -----------------------------------{SEAL}
                                       Jeffery A. Stocks




                                       -----------------------------------{SEAL}
                                       John M. Jazesf



                                       /s/ E. Bradford Clark
                                       -----------------------------------{SEAL}
                                       E. Bradford Clark

                                       PURCHASER:

                                       LAW COMPANIES GROUP, INC.


{SEAL}                                 By:
                                           -------------------------------

                                       Its:
                                           -------------------------------

Attest:
       --------------------------------
Its:    Secretary

                                       SELLERS:



                                       -----------------------------------{SEAL}
                                       Roy G. DiPasquale




                                       -----------------------------------{SEAL}
                                       Jeffery A. Stocks



                                       /s/ John M. Jazesf
                                       -----------------------------------{SEAL}
                                       John M. Jazesf




                                       -----------------------------------{SEAL}
                                       E. Bradford Clark